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                                                                   Exhibit 10.20

                               SECURITY AGREEMENT

                                                      DATE:  November 27, 1996

DEBTOR                                    SECURED PARTY
The Delicious Frookie Company, Inc.       Republic Acceptance Corporation
2720 River Road                           2338 Central Avenue, NE
Des Plaines, Illinois 60018               Suite 200
                                          Minneapolis, Minnesota 55418

      1. SECURITY INTEREST AND COLLATERAL. To secure the payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owed to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several), including without limitation the aggregate sum of up to Three Million Five Hundred Thousand No/100 Dollars ($3,500,000.00) due and payable to Secured Party under the terms of a certain Financing Agreement of even date herewith between the Debtor and Secured Party, as the same may be amended, modified, restated or replaced from time to time (the "Financing Agreement") pursuant to which Secured Party may extend loans and advances to the Debtor as follows, each subject to terms, conditions and limitations contained in the Financing Agreement: (i) advances of up to Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) in the aggregate outstanding at any one time limited to availability based upon a percentage of the value of certain of the Debtor's accounts deemed eligible by the Secured Party; (ii) advances of up to Five Hundred Thousand and No/100 Dollars ($500,000.00) in the aggregate outstanding at any one time against a percentage of the value of the Debtor's inventory deemed eligible by the Secured Party and (iii) advances of up to Six Hundred Fifty Thousand and No/100 Dollars ($650,000.00) in the aggregate outstanding at any one time based on (A) a percentage of the value of Debtor's owing by WB Distributing Company and Jersey Snacks deemed eligible by Secured Party and (B) a percentage of Debtor's certain settled account receivable balance owing by WB Distributing Company and Jersey Snacks, which advances based on such settled account shall not exceed $375,000 (hereinafter referred to collectively as the "Loans"); provided that at no time shall all advances in the aggregate exceed the sum of $3,500,000; all such debts, liabilities and obligations being herein collectively referred to as the "Obligations"). Debtor hereby grants to Secured Party a security interest and first lien (the "Security Interest") in all property of Debtor, whether now owned or hereafter acquired, and all additions and accessions thereto and replacements thereof, including, without limitation, the property described below (the "Collateral"):

            1.1 ACCOUNTS, CONTRACT RIGHTS AND OTHER RIGHTS TO PAYMENT. Each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of (i) a sale, lease or other disposition of goods or other property by Debtor, (ii) a rendering of

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      services by Debtor, (iii) a loan by Debtor or (iv) the overpayment of taxes or other liabilities of Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; all including but not limited to all present and future debt instruments, chattel papers, accounts and contract rights of Debtor.

            1.2 INVENTORY. All of Debtor's inventory, wherever located, whether now owned or hereafter acquired, all additions and accessions thereto and replacements thereof and whether deemed eligible or ineligible by Secured Party for purposes of the Loans;

            1.3 MACHINERY AND EQUIPMENT. All of Debtor's machinery and equipment, wherever located, whether now owned or hereafter acquired and all additions and accessions thereto and replacements thereof;

            1.4 GENERAL INTANGIBLES. All of Debtor's general intangibles, whether now owned or hereafter acquired, including, but not limited to, all contract rights, chattel paper, instruments, deposit accounts, investment property, documents, equipment leases, office leases, supply and distributorship agreements, non-competition agreements, employment contracts, collective bargaining agreements, income tax refunds, applications for patents, patents, copyrights and trademarks, good will and going concern value;

together with all (i) proceeds (including proceeds of insurance, eminent domain and other governmental taking and tort claims) and products of the property described above and (ii) books and records pertaining to the property described above.

      2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Debtor represents, warrants and agrees that:

            (a) Debtor is a corporation and Debtor's principal place of business and chief executive office are located at the address of Debtor shown at the beginning of the Agreement.

            (b) The Collateral will be used primarily for business purposes.

            (c) Debtor's records concerning its accounts and contract rights are kept at Debtor's chief place of business.

      3. ADDITIONAL REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Debtor represents, warrants and agrees that:


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            3.1 Debtor has (or will have at the time Debtor acquires rights in
      Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances (except the Security Interest), and will defend the Collateral against all claims or demands of all persons other than Secured Party. Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party, except that, until the occurrence of an Event of Default (as defined herein) and the revocation by Secured Party of Debtor's right to do so, Debtor may sell any (i) inventory constituting Collateral to buyers in the ordinary course of business and
      (ii) Collateral other than inventory having a gross book value not exceeding $40,000 (whether individually or in the aggregate). This Agreement has been duly and validly authorized by all necessary corporate action.

            3.2 Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

            3.3 Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Debtor's records pertaining thereto as being obligated to pay such obligation. Debtor will neither agree to any material modification or amendment nor agree to any cancellation of any such obligation without Secured Party's prior written consent and will not subordinate any such right to payment to claims of another creditors of such account debtor or other obligor.

            3.4 (a) Debtor will (i) keep all tangible Collateral in good repair, working order and condition and will, from time to time, replace any worn, broken or defective parts thereof; (ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest; (iii) keep all Collateral free and clear of all security interest, liens and encumbrances except the Security Interest; (iv) at all reasonable times, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor's books and records pertaining to the Collateral and its business and financial condition; (v) keep accurate and complete records pertaining to the Collateral and pertaining to Debtor's business and financial condition and submit to Secured Party such periodic reports concerning the Collateral and Debtor's business and financial condition as Secured Party may from time to time reasonably request; (vi) promptly notify Secured Party of any loss of or material damage to any Collateral or of any adverse change, known to Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, account or contract right constituting Collateral; (vii) if Secured Party at any time so requests (whether the request is made before or after the occurrence of any Event of Default), promptly delivery to Secured


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      Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by Debtor; (viii) at all times keep tangible Collateral insured against risks or fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest; (ix) from time to time execute such financing statements as Secured Party may require in order to perfect the Security Interest and, if any Collateral exists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noticed on a certificate of title, (x) pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all attorneys' fees) incurred by Secured Party in connection with the creation, perfection, satisfaction or enforcement of the Security Interest or the creation, continuance or enforcement of this Agreement or any or all of the Obligations; and Debtor will indemnify and save Secured Party and its agents, representatives and employees harmless from all loss, costs, damage, liability or expense, including attorney fees that it may sustain or incur by reason of defending or protecting the Security Interest or the priority thereof, or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement and/or the obligations and/or the Collateral; (xi) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements, and writings which Secured Party at any time may request in order to secure, protect, perfect or enforce the Security Interest and Secured Party's rights under this Agreement;
      (xii) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance; and (xiii) not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the satisfaction of Secured Party that the Security Interest will be prior and senior to any interest or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein.

            (b) If Debtor at any time fails to perform or observe any agreement contained in this Section 3.4, and if such failure shall continue for a period of five (5) calendar days after Secured Party gives Debtor written notice thereof (or, in the case of the agreements contained in clauses
      (viii) and (ix) of paragraph (a) of Section 3.4, immediately upon the occurrence of such failure, without notice or lapse of time), Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or at Secured Party's option, in Secured Party's own name) and may (but need not) take any and all other actions which Secured Party may deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interest, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligations, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on


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      demand the amount of all monies expended and all costs and expenses
      (including reasonable attorneys' fees) incurred by Secured Party in connection with or as a result of Secured Party's performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the obligations. To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the proxy and attorney-in-fact of Debtor with the right (but not the duty) from time to time create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 3 and Section 4. Debtor acknowledges that the constitution and appointment of such proxy and attorney-in-fact are irrevocable until all the Obligations are paid and performed in full.

            3.5 Debtor shall pay promptly when due all indebtedness, liability or obligation secured hereby with interest thereon.

      4. LOCK BOX; COLLATERAL ACCOUNT. Pursuant to the terms of paragraphs B and C of Section V of the Financing Agreement, Debtor shall direct each of its account debtors to make payments due under the relevant account or chattel paper directly to a special lock box to be under the sole control of Secured Party. Debtor hereby authorizes and directs Secured Party to deposit in a special collateral account to be established and maintained with Secured Party or other financial institution selected by the Secured Party all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. At its option, Secured Party may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations in such order of application as Secured Party may determine, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account. If a collateral account is so established, Debtor agrees that it will promptly deliver to Secured Party, for deposit in said collateral account, all payments on accounts and chattel paper received by it. All such payments shall be delivered to Secured Party in the form received (except for Debtor's endorsement where necessary). Until so deposited, all payments on accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Secured Party and shall not be commingled with any funds or property of Debtor.

      5. COLLECTION RIGHTS OF SECURED PARTY. Notwithstanding Secured Party's rights under Section 4 with respect to any and all debt instruments, chattel papers, accounts and other rights to payment constituting Collateral (including proceeds of same), Secured Party at any time (both before and after the occurrence of an Event of Default) may notify any account debtor, or any other person obligated to pay any amount due, that such chattel paper, account or other right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party. If Secured Party so requests at any time, Debtor shall so notify such account debtors and other obligors in writing and will indicate on all invoices to


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such account debtors or other obligors that the amount due is payable directly to Secured Party. At any time after Secured Party or Debtor gives such notice to an account debtor or other obligor, Secured Party may (but need not), in its own name or in Debtor's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, notify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

      6. ASSIGNMENT OF INSURANCE. Debtor hereby assigns to Secured Party, as additional security for the payment of the obligations, any and all moneys (including, but not limited to, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such monies directly to Secured Party. Both before and after the occurrence of an Event of Default, Secured Party may (but need not), in its own name or in Debtor's name, execute and deliver proofs of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

      7. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an event of default under this Agreement (herein called an "Event of Default"):
(i) Debtor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand, or shall fail to observe or perform any covenant or agreement herein binding on it; (ii) any representation or warranty by Debtor set forth this Agreement or made to Secured Party in any financial statements or reports submitted to Secured Party by or on behalf of Debtor shall prove materially false or misleading; (iii) Debtor or any guarantor of any Obligation shall (A) fail to conduct its business substantially as now conducted; (B) be or become insolvent (however defined); (C) have entered against it any judgment;
(D) file or have filed against it, voluntarily or involuntarily, a petition in bankruptcy or for reorganization under the United States Bankruptcy Code; (E) initiate or have initiated against it voluntarily or involuntarily, any act, process or proceeding under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors; or (F) if a corporation, partnership or organization, be dissolved or liquidated or, if partnership, suffer the death of a partner or, if an individual die; or (iv) Secured Party shall in good faith believe the prospects of due and punctual payment of any or all of the Obligations is impaired. THE FOREGOING EVENTS OF DEFAULT, AND REMEDIES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT AS SET FORTH BELOW IN SECTION 8, ARE IN ADDITION TO AND SUPPLEMENT THE RIGHTS OF THE SECURED PARTY UNDER THAT CERTAIN FINANCING AGREEMENT OF EVEN DATE HEREWITH BETWEEN THE DEBTOR AND THE SECURED PARTY (THE "FINANCING AGREEMENT"), INCLUDING, WITHOUT LIMITATION, THE RIGHT OF SECURED PARTY TO DEMAND PAYMENT OF THE OBLIGATIONS UNDER THE FINANCING AGREEMENT IN FULL AT ANY TIME IN ITS ABSOLUTE DISCRETION. NOTHING SET FORTH IN THIS AGREEMENT (INCLUDING THE PROVISIONS OF THIS SECTION 7 OR THE REMEDIES WITH RESPECT THERETO AS SET FORTH IN SECTION 8) SHALL IN


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ANY WAY LIMIT THE SECURED PARTY'S DISCRETION TO MAKE OR NOT MAKE LOANS TO THE
BORROWER OR THE SECURED PARTY'S RIGHT TO DEMAND PAYMENT OF THE OBLIGATIONS.

      8. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default under Section 7 and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code as adopted and in effect in the State of Minnesota, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral and, in connection therewith, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section
10) at least ten (10) calendar days prior to the date of intended disposition or other action; and (iii) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Debtor or against any other person or property. Upon the occurrence of an Event of Default described in Sections 7(iii)(C), 7(iii)(D) or 7(iii)(E), all unmatured Obligations automatically shall become immediately due and payable without any action by Secured Party.

      9. OTHER PERSONAL PROPERTY. Unless at the time Secured Party takes possession of any tangible Collateral, or within seven (7) days thereafter, Debtor gives written notice to Secured Party of the existence of any goods, papers or other property of Debtor not affixed to or constituting a part of such Collateral but which are located or found upon or within such Collateral and which describes such property, Secured Party shall not be responsible or liable to Debtor for any action taken or omitted by or on behalf of Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

      10. MISCELLANEOUS. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper and, as provided by law, Debtor is entitled to any surplus and shall remain liable for any deficiency. This Agreement can be waived, modified, amended, terminated or discharged and the Security Interest can be released only explicitly in a writing signed by Secured Party. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise of enforcement of any of Secured Party's rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party's option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise of enforcement of any other. All notices to be given to Debtor


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shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party's records. Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable case in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral. Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party's acceptance hereof. Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. Except to the extent otherwise required by law, this Agreement shall be governed by the internal laws of the state named as part of Secured Party's address above. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

      11. OTHER AGREEMENT. The terms of the Financing Agreement are incorporated herein by reference and made a part hereof, and any default under or misrepresentation contained in the Financing Agreement shall be an Event of Default hereunder.

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      IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed on the date first set forth above.

                                     THE DELICIOUS FROOKIE COMPANY, INC., a
                                     Delaware corporation

                                     By:   /s/ Richard Worth
                                           ----------------------------------
                                     Name: Richard Worth
                                           ----------------------------------
                                     Its:  Chief Executive Officer
                                           ----------------------------------

                                     REPUBLIC ACCEPTANCE CORPORATION, a
                                     Minnesota corporation

                                     By:   /s/ Timothy D. Bellcourt
                                           ----------------------------------
                                     Name: Timothy D. Bellcourt
                                           ----------------------------------
                                     Its:  Regional Manager
                                           ----------------------------------

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